Exhibit 1.2

Pricing Agreement

November 29, 2005

WACHOVIA CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

BEAR, STEARNS & CO. INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                          INCORPORATED

COMMERZBANK CAPITAL MARKETS CORP.

J.P. MORGAN SECURITIES INC.

PNC CAPITAL MARKETS, INC.

C/O	Wachovia Capital Markets, LLC

7 Saint Paul Street

Baltimore, MD 21202

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 29, 2005 (the “Underwriting Agreement”), between the Company on the one hand and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Commerzbank Capital Markets Corp., J.P. Morgan Securities Inc. and PNC Capital Markets, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedules II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters pursuant to Section 12 of the Underwriting Agreement are Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Donald C. Wood
Name:	Donald C. Wood
Title:	President and Chief Executive Officer and Trustee

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC
CITIGROUP GLOBAL MARKETS INC.
BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
COMMERZBANK CAPITAL MARKETS CORP.
J.P. MORGAN SECURITIES INC.
PNC CAPITAL MARKETS, INC.

By:	Wachovia Capital Markets, LLC

By:	/s/ Teresa Hee
Name:	Teresa Hee
Title:	Director

By:	Citigroup Global Markets Inc.

By:	/s/ Scott Eisen
Name:	Scott Eisen
Title:	Director

3

SCHEDULE I

Underwriter	Principal Amount of Designated Securities
Wachovia Capital Markets, LLC	$43,750,000
Citigroup Global Markets Inc.	37,500,000
Bear, Stearns & Co. Inc.	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000
Commerzbank Capital Markets Corp.	6,250,000
J.P. Morgan Securities Inc.	6,250,000
PNC Capital Markets, Inc.	6,250,000

Total	$125,000,000

SCHEDULE II

Title of Designated Securities:

5.65% Notes due 2016

Aggregate principal amount:

$125,000,000

Price to Public:

100% of the principal amount of the Designated Securities, plus accrued interest from December 2, 2005

Purchase Price by Underwriters:

99.35% of the principal amount of the Designated Securities, plus accrued interest from December 2, 2005

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture dated as of September 1, 1998, between the Company and Wachovia Bank, National Association (formerly, First Union National Bank), as Trustee

Maturity:

June 1, 2016

Interest Rate:

5.65%

Interest Payment Dates:

June 1 and December 1, commencing June 1, 2006

Redemption Provisions:

The Designated Securities may be redeemed at any time, in whole or in part, at a redemption price as described in the Prospectus Supplement

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Time of Delivery:

December 2, 2005

Closing Location:

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, New York 10019

Names and addresses of Representative(s):

Designated Representative(s):

Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., on behalf of themselves and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Commerzbank Capital Markets Corp., J.P. Morgan Securities Inc. and PNC Capital Markets, Inc.

Address for Notices, etc.:

c/o	Wachovia Capital Markets, LLC

7 Saint Paul Street

Baltimore, MD 21202

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013